Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-285535, 333-260016, and 333-281284 on Form S-8 of our reports dated March 5, 2026, relating to the financial statements of Olaplex Holdings, Inc. and the effectiveness of Olaplex Holdings, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York
March 5, 2026